RxAir Industries, LLC

Financial Statements

December 31, 2009 and September 30, 2010

RxAir Industries, LLC
Financial Statements

To the Board of Directors and Stockholders
RxAir Industries, LLC
Dallas, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheet of RxAir Industries, LLC as of December 31, 2009 and September 30, 2010 and the related statements of operations, members’ equity, and cash flows for the period from September 9, 2009 (inception) to December 31, 2009 and for the nine months ended September 30, 2010.  RxAir Industries, LLC’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RxAir Industries, LLC as of December 31, 2009 and September 30, 2010 and the results of its operations, members’ equity, and cash flows for the period from September 9, 2009 (inception) to December 31, 2009 and for the nine months ended September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a minimal amount of cash and revenues.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC
Kansas City, Missouri
December 6, 2010

RxAir Industries, LLC
Balance Sheet

	December 31,	September 30,
	2009	2010
Assets:
Current assets:
Cash	$2,954	$5,177
Accounts receivable	10,099	3,946
Inventory	29,800	45,886

Total current assets	42,853	55,009

Fixed assets, net of accumulation depreciation of $170 and $627 as of December 31, 2009 and September 30, 2010, respectively.	2,740	2,420
Trademark	-	950
Deposits	4,380	4,380

	$49,973	$62,758

Liabilities and Shareholder's Equity:
Current liabilities:
Accounts payable	$7,475	$11,715
Unearned revenue	-	24,375
Note payable - current portion	7,179	4,641
Notes payable - related party	5,238	12,238

Total current liabilities	19,891	52,969

Notes payable	19,870	16,382

Commitments and contingencies:
Members' equity:
Contributed capital	100	100
Retained earnings	10,112	(6,692)

Total members' equity	10,212	(6,592)

	$49,973	$62,758

See notes to financial statements

RxAir Industries, LLC
Statement Of Operations

	For the period
	from Sept. 9, 2009	For the nine
	(inception) to	month period
	December 31,	ended
	2009	Sept. 30, 2010

Revenues, net of discounts	$58,165	$113,578

Cost of sales	13,345	15,834

Gross profit	44,819	97,744

General and administrative expenses	34,166	113,413

Loss from operations	10,654	(15,669)

Other income (expense):
Interest expense	(542)	(1,134)

	(542)	(1,134)

Loss before income tax	10,112	(16,804)

Provision for Income tax expense	-	-

Net income (loss)	$10,112	$(16,804)

See notes to financial statements.

RxAir Industries, LLC
Statement Of Members' Equity
For the period of September 9, 2009 (inception) to December 31, 2009 and from January 1, 2010 to September 30, 2010

	Paid in	Retained	Total
	Capital	Earnings	Equity

Balance, September 9, 2009 (inception)	$-	$-	$-

Contributed capital	100	-	100

Net income for the period	-	10,112	10,112

Balance, December 31, 2009	$100	$10,112	$10,212

Net loss for the period	-	(16,804)	(16,804)

Balance, September 30, 2010	$100	$(6,692)	$(6,592)

See notes to financial statements.

RxAir Industries, LLC
Statement of Cash Flows

	For the period
	from Sept. 9, 2009	For the nine
	(inception) to	month period
	December 31,	ended
	2009	Sept. 30, 2010

Operating activities:
Net income (loss)	$10,112	$(16,804)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation expense	170	457
Change in assets and liabilities-
Accounts receivable	(9,409)	6,153
Inventory	(8,400)	(16,086)
Trademark	-	(950)
Accounts payable	7,475	4,241
Unearned revenue	-	24,375

Cash provided by (used in) operating activities	(52)	1,386

Investing activities:
Acquisitions of fixed assets	-	(137)

Cash provided by (used in) investment activities	-	(137)

Financing activities:
Contributed capital	100	-
Proceeds from notes payable - related party	21,000	50,600
Payments on notes payable	(2,332)	(6,026)
Payments on notes payable - related party	(15,762)	(43,600)

Cash provided by (used in) financing activities	3,006	974

Increase in cash	2,954	2,223
Cash, beginning of period	-	2,954

Cash, end of period	$2,954	$5,177

Supplemental cash flow information:
Interest paid	$542	$1,134
Income taxes paid	$-	$-

Notes payable issued for assets	$29,380	$-

See notes to financial statements.

RxAir Industries, LLC
Notes to Financial Statements
For the Period of September 9, 2009 (inception) to December 31, 2009 and the Nine Months Ended September 30, 2010

Note 1 – Company Organization and Summary of Significant Accounting Policies
Organization
RxAir Industries, LLC (“RxAir”) was organized in Nevada on September 9, 2009 as a limited liability Company.  Our principle offices are located in Dallas, Texas.

 Cash and cash equivalents
Cash and cash equivalents include all cash balances in non-interest bearing accounts and money-market accounts. The Company places its temporary cash investments with quality financial institutions.  At times such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2009 and September 30, 2010.

Revenue recognition
It is the Company’s policy that revenues will be recognized in accordance with ASC subtopic 605-10, “Revenue Recognition”.  The company will therefore recognize revenue from sales of product upon delivery to its customers where the fee is fixed or determinable, and collectability is probable. Cash payments received in advance will be recorded as unearned revenue.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009 and September 30, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and amounts due to related party.  Fair values were assumed to approximate carrying values because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.  See Note 7 for further details.

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Inventories
Inventories are stated at the lower of cost or market.  As of December 31, 2009, we had $29,800 in raw materials.  As of September 30, 2010, we had $18,220 of finished goods and $27,666 of raw materials.  Inventory is reviewed for obsolescence at the end of each reporting period.  There was no obsolete inventory as of December 31, 2009 or September 30, 2010.

Property, Plant, and Equipment
Property, plant, and equipment are stated at cost.  Provisions for depreciation and amortization are computed using the straight-line method over the estimated useful lives of five years. Maintenance and repairs are charged to expense as incurred. Depreciation expense was $170 and $457 for the period ended December 31, 2009 and September 30, 2010, respectively.

Accounts receivable
Accounts receivable are carried on a gross basis, with no discounting, less an allowance for doubtful accounts. We estimate the allowance for doubtful accounts based on existing economic conditions, the financial conditions of the customers, and the amount and the age of past due accounts.  Receivables are considered past due if full payment is not received by the contractual due date.  Past due accounts are generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted.  There is no collateral held by us for accounts receivable.  There was no allowance for doubtful accounts as of December 31, 2009 or September 30, 2010.

Deferred Revenue and Deposits

Included in liabilities is unearned revenue in the amount of $0 and $24,375 as of December 31, 2009 and September 30, 2010, respectively.  This unearned revenue relates to a distribution agreement covering the period from July 1, 2010 to June 30, 2011 for a total amount of $32,500.  The unearned revenue will be taken into income evenly over the one-year period of the agreement.

Impairment of long-lived assets
The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles.  The Company recognized no impairment losses in the periods ended December 31, 2009 and September 30, 2010.

Income Taxes
We are taxed under the provisions of a Limited Liability Company of the Internal Revenue Code.  Under those provisions we do not pay federal or in many cases state income taxes as the income tax liability is passed directly to owners of the company.

(7)

Recent pronouncements
On July 1, 2009, FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, also known as FASB Accounting Standards Codification (“ASC”) 105, “Generally Accepted Accounting Principles” (“ASC 105”) (the Codification”). ASC 105 establishes the exclusive authoritative reference for U.S. GAAP for use in financial statements, except for SEC rules and interpretive releases, which are also authoritative GAAP for SEC registrants. The Codification will supersede all existing non-SEC accounting and reporting standards. Management has determined that adoption of this pronouncement has not material impact on the financial statements.

The FASB issued ASC subtopic 855-10 (formerly SFAS 165 “Subsequent Events”), incorporating guidance on subsequent events into authoritative accounting literature and clarifying the time following the balance sheet date which management reviewed for events and transactions that may require disclosure in the financial statements.  The standard increased our disclosure by requiring disclosure reviewing subsequent events.  ASC 855-10 is included in the “Subsequent Events” accounting guidance.

In April 2009, the FASB issued ASC subtopic 820-10 (formerly Staff Position No. FAS 157-4, Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). ASC 820-10 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. FSP 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly. In addition, FSP 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. The Company is evaluating the effect of the adoption of FSP 157-4 and determined that it did not have a material impact on its results of operations and financial position.

In July 2006, the FASB issued ASC subtopic 740-10 (formerly Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes”). ASC 740-10 sets forth a recognition threshold and valuation method to recognize and measure an income tax position taken, or expected to be taken, in a tax return. The evaluation is based on a two-step approach. The first step requires an entity to evaluate whether the tax position would “more likely than not,” based upon its technical merits, be sustained upon examination by the appropriate taxing authority. The second step requires the tax position to be measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement. In addition, previously recognized benefits from tax positions that no longer meet the new criteria would no longer be recognized. The application of this Interpretation will be considered a change in accounting principle with the cumulative effect of the change recorded to the opening balance of retained earnings in the period of adoption. Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

(8)

In April 2008, the FASB issued ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) 07-05, "Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock"). ASC815-40 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of this pronouncement did not have a material impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

(9)

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The adoption of FASB ASC No. 860 will not have an impact on our financial statements.

Year end
The Company has adopted December 31 as its year end.

Note 2 – Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern.  We have limited cash resources as of September 30, 2010.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to raise additional capital and obtain financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Note 3 – Acquisition and Notes Payable
In September of 2009, we acquired assets in a transaction with an unrelated third party.  Assets acquired were $21,400 of inventory, $2,910 of fixed assets, $4,380 in deposits on a lease we assumed less $780 in related liabilities, $5,690 in accounts receivable, and a patent and various intellectual property.  No value was assigned to the patent and intellectual property.    We paid for the acquisition with the issuance of $5,000 and two notes payable.  Total assets acquired were $33,600 for which we paid $5,000 and issued two notes payable in the amount of $28,600.

The first note payable was in the amount of $25,000.  The note bears interest at 6.5% and is due in 60 monthly installments of $489.15.  The note matures in October of 2014.
As of December 31, 2009, there was $24,291 due on the note with $4,421 of that amount being a current liability.  As of September 30, 2010, there was $21,023 due on the note with $4,641 of that amount being a current liability.  The note is secured only by the sole patent that is owned by RxAir.

The second note payable was in the amount of $3,600.  The note bears no interest as long as it was paid off prior to May 12, 2010 which it was.  As of December 31, 2009, there was $2,758 due on the note with $2,758 of that amount being a current liability.  The note was paid in full prior to September 30, 2010.

(10)

Interest expense for the periods ended December 31, 2009 and September 30, 2010 relating to these notes and the related party note discussed in Note 4 was $542 and $1,134, respectively.

Note 4 – Note Payable - Related Party
In September of 2009, we received a note payable in the amount of $15,000 from the owner of our company.  The note bears interest of 8%, is due on demand, and is secured by all the assets of the Company.  The balance due as of December 31, 2009 was $5,238.  During the nine months ended September 30, 2010, we borrowed another $7,000 on this note.  The balance as of September 30, 2010 was $12,238.

During the period ended December 31, 2009, the company had borrowed $6,000 under various short-term loans with an entity owned by our owner.  All of the funds were paid back prior to December 31, 2009.

During the nine months ended September 30, 2010, the company had borrowed $43,600 under various short-term loans with an entity owned by our owner.  All of the funds were paid back prior to September 30, 2010.

Note 5– Members’ Equity
The Company is 100% owned by The Red Oak Trust.

At inception, the owner contributed $100 to the Company to begin operations.

Note 6 – Lease Commitments and Related Party Transactions
During the period ended December 31, 2009 and the nine months ended September 30, 2010, the Company leased its operating headquarters.  The current lease is for the period of May 1, 2010 to April 30, 2011 at a rate of $1,460 per month.  We have a security deposit in the amount of $4,380 on this lease.  We also rent an office under a second lease which is covered by a lease for the period of July 1, 2010 to December 31, 2010 at a rate of $150 per month.

Future minimum rental payments due under these two leases are $4,830 for the remainder of 2010 and $5,840 for 2011.

Rent expense for the periods ended December 31, 2009 and September 30, 2010 was $4,530 and $14,500, respectively.

During the periods ended December 31, 2009 and September 30, 2010, we had borrowed funds from our owner and an entity owned by our owner.  See Note 4 for further details.

During the nine months ended September 30, 2010, an entity indirectly owned by our owner was paid $38,464 for the leasing of three employees.

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Note 7 – Fair Value Measurements
The Company adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Level 1	Level 2	Level 3	Fair Value
Cash	$2,954	$-	$-	$2,954
Accounts receivable	-	10,099	-	10,099
Accounts payable	-	7,475	-	7,475
Notes payable	- 2	32,287	-	32,287
Total	$2,954	$49,861	$-	$52,815

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The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of September 30, 2010:

	Level 1	Level 2	Level 3	Fair Value
Cash	$5,177	$-	$-	$5,177
Accounts receivable	-	3,946	-	3,946
Accounts payable	-	11,715	-	11,715
Notes payable	- 2	33,261	-	33,261
Total	$5,177	$48,922	$-	$54,099

Note 8 – Subsequent events
In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through December 6, 2010, the date the financial statements were issued.

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